UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  June 5, 2009

interCLICK, Inc.
(Exact Name of Registrant as Specified in Charter)

Delaware	333-141141	01-0692341
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

257 Park Avenue South Suite 602 New York, NY	10010
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (646) 722-6260

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4 (c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.    Entry into a Material Definitive Agreement.

On June 5, 2009, the Board of Directors of interCLICK, Inc. (the “Company”) amended the 2007 Incentive Stock and Award Plan (the “Plan”) to increase the number of shares reserved under the Plan from 1,225,000 to 3,725,000 shares.

Item 5.02.    Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On June 5, 2009, the Company appointed Brett Cravatt as a director of the Company.  Mr. Cravatt was also appointed to serve on the Company’s Audit Committee, Nominating Committee and Compensation Committee.

Mr. Cravatt is the founder and Chief Executive Officer of WebYES! LLC.  WebYES! finds new customers every day online for clients in select verticals by designing, creating and marketing web properties tailored to specific consumer products and services.  Prior to WebYES!, Mr. Cravatt served as the Chief Operating Officer of Vendare Media (now Connexus).  Mr. Cravatt was responsible for Vendare Media’s P&L, and was the overall architect for the company’s product offerings. He directly oversaw product management and development for Vendare Media’s display advertising business (Traffic MarketPlace), lead generation, email marketing products as well as its Internet search and direct navigation products. Vendare Media’s online marketing revenues grew from $6 million to over $125 million annually under Mr. Cravatt’s guidance. Mr. Cravatt joined Vendare Media in March 2001 via the acquisition of SportSkill.com, a fantasy sports software company co-founded by Mr. Cravatt. Prior to SportSkill.com, Mr. Cravatt was a corporate securities attorney for Loeb & Loeb, LLP, where he handled various corporate matters for start-up companies and Fortune 1000 clients. At Loeb & Loeb, Mr. Cravatt advised clients on corporate securities matters including public offering registrations, and general corporate matters such as strategic alliance, merger, and license agreements. Mr. Cravatt holds a Bachelor's degree in Political Science from U. C. Berkeley and a J. D. from Stanford Law School.

Additionally, David Garrity and Sanford Rich resigned as directors and Audit Committee members on June 5th.  Mr. Garrity remains the Company’s Chief Financial Officer.

The Company granted Michael Katz, its President, 700,000 stock options and accelerated the vesting of 300,000 stock options previously granted to him.  The Company also granted Andrew Katz, its Chief Technology officer, 500,000 stock options.  All of the new option grants vest quarterly over a four year period and are exercisable at $1.30 per share.

Item 8.01.    Other Events.

On June 5, 2009, the Board of Directors of the Company approved the extension of the due date of a $100,000 6% Senior Promissory Note (the “Note”) from June 30, 2009 until December 30, 2009. The Note is held by GRQ Consultants, Inc. 401(k), an affiliate of Barry Honig, the Co-Chairman of the Board. In addition, the Note which was previously not convertible, was made convertible at $2.00 per share, subject to adjustment for stock splits, stock dividends, combinations and similar events.

Item 9.01.    Financial Statements and Exhibits.

(c) Exhibits

Exhibit No.	Exhibit

10.1	Third Amendment to the 2007 Incentive Stock and Award Plan

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Date: June 11, 2009

interCLICK, Inc.

By:	/s/ Michael Mathews
Michael Mathews
Chief Executive Officer